                               FORM T-1
            ==============================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                          __________________

                       STATEMENT OF ELIGIBILITY
               UNDER THE TRUST INDENTURE ACT OF 1939 OF
              A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          __________________

                 CHECK IF AN APPLICATION TO DETERMINE
                 ELIGIBILITY OF A TRUSTEE PURSUANT TO
                      SECTION 305(b)(2) _______
                          __________________

               UNITED STATES TRUST COMPANY OF NEW YORK
         (Exact name of trustee as specified in its charter)

              New York                        13-3818954
   (Jurisdiction of incorporation          (I.R.S. employer
    if not a U.S. national bank)          identification No.)

        114 West 47th Street                  10036-1532
            New York, NY                      (Zip Code)
        (Address of principal
         executive offices)
                         ____________________
                Fairfield Manufacturing Company, Inc.
         (Exact name of obligor as specified in its charter)

              Delaware                        35-0300750
  (State or other jurisdiction of          (I.R.S. employer
   incorporation or organization)         identification No.)

        U. S. Route 52 South
            Lafayette, IN                        47905
(Address of principal executive offices)      (Zip Code)
                          __________________
          11-1/4% Subordinated Exchange Debentures due 2009
                 (Title of the indenture securities)
            ==============================================


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                                - 2 -

                               GENERAL

1.  General Information

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal  Reserve Bank of New York (2nd  District), New York,
New York
            (Board of Governors of the Federal Reserve System)
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor

    If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    Fairfield Manufacturing Company, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1
    are not required under General Instruction B.

16. List of Exhibits

    T-1.1   --    Organization Certificate,  as amended, issued by the
                  State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration
                  No. 33-97056).

    T-1.2   --   Included in Exhibit T-1.1.

    T-1.3   --    Included in Exhibit T-1.1.

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                                - 3 -


16. List of Exhibits
    (cont'd)

    T-1.4   --    The By-Laws of United  States  Trust  Company of New
                  York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15,
                  1995  with  the  Commission  pursuant  to the  Trust
                  Indenture  Act of  1939,  as  amended  by the  Trust
                  Indenture Reform Act of 1990 (Registration No.
                  33-97056).

    T-1.6   --    The  consent  of the  trustee  required  by  Section
                  321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

    T-1.7   --    A copy of the  latest  report  of  condition  of the
                  trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of April 7, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.
                          __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 7th day of April, 1997.

UNITED STATES TRUST COMPANY
      OF NEW YORK, Trustee

By: /s/ Cynthia Chaney

CC/pg

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                                               EXHIBIT T-1.6

  The consent of the trustee required by Section 321(b) of the Act.

               United States Trust Company of New York
                         114 West 47th Street
                          New York, NY 10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
      OF NEW YORK


      /s/Gerard F. Ganey
By:   Gerard F. Ganey
      Senior Vice President

                                                    EXHIBIT T-1.7

              UNITED STATES TRUST COMPANY OF NEW YORK
                CONSOLIDATED STATEMENT OF CONDITION
                        SEPTEMBER 30, 1996
                          (IN THOUSANDS)

ASSETS
Cash and Due from Banks                                   $ 38,257

Short-Term Investments                                      82,377

Securities, Available for Sale                             861,975

Loans                                                    1,404,930
Less:  Allowance for Credit Losses                          13,048
                                                        ----------
    Net Loans                                            1,391,882
Premises and Equipment                                      60,012
Other Assets                                               133,673
                                                        ----------
    Total Assets                                        $2,568,176
                                                        ==========
LIABILITIES
Deposits:
    Non-Interest Bearing                                $  466,849
    Interest Bearing                                     1,433,894
                                                        ----------
       Total Deposits                                    1,900,743

Short-Term Credit Facilities                               369,045
Accounts Payable and Accrued Liabilities                   143,604
    Total Liabilities                                   $2,413,392
                                                        ==========

STOCKHOLDER'S EQUITY
Common Stock                                                14,995
Capital Surplus                                             42,394
Retained Earnings                                           98,402
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                      (1,007)
                                                        ----------
Total Stockholder's Equity                                 154,784
                                                        ----------
    Total Liabilities and
     Stockholder's Equity                               $2,568,176
                                                        ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

October 24, 1996